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                                    FIDELITY BOND
                               JOINT INSUREDS AGREEMENT



THIS AGREEMENT is made as of September 26, 1996, by and among FBL Money Market Fund, Inc. ("Money Fund"), FBL Series Fund, Inc. ("Series Fund") both Maryland corporations; and FBL Variable Insurance Series Fund ("Insurance Series Fund"), a Massachusetts business trust (collectively the "Funds").


The Funds, all of which are managed by FBL Investment Advisory Services, Inc., have acquired a joint insured brokers blanket bond issued by the Chubb Group of insurance companies effective September 26, 1996 ("Bond"). The aggregate amount of the Bond ("Bond Amount") is equal to the sum of the basic coverage for each Fund, as indicated in Exhibit A attached hereto. The funds desire to provide herein for an allocation of the premium for the Bond and a manner of allocating any proceeds received from the Bond.



The Funds hereto therefore agree that:

    1. ALLOCATION OF PREMIUM. Each Fund shall pay a portion of the annual joint bond premium as agreed to in writing no less often than annually by the Funds and attached hereto as Exhibit A. These amounts have been determined on the basis of the relative costs to each Fund of a single insured bond in the amount of that Fund's Basic Coverage as indicated in Exhibit A.

    2. LOSS TO ONE FUND. In the event of an insured loss to only one Fund, the entire proceeds for that loss shall be allocated to the Fund incurring such loss.

    3.   LOSS TO MORE THAN ONE FUND.

         (a) LOSS PERCENTAGES. For purposes of allocating the proceeds of coverage of the Bond, each Fund shall have the loss percentage as indicated in exhibit A, which percentages are based upon the percentage of the total Bond coverage


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              represented by the amount of each Fund's basic coverage.

         (b) INITIAL ALLOCATION. Each Fund involved in an insured loss which involves another Fund shall receive a portion of the proceeds from the Bond equal to the lesser of (i) the amount of that Fund's loss or (ii) an amount equal to the product of the Bond Amount multiplied by that Fund's Loss Percentage, which initial allocation assures that each Fund shall receive the full amount of its loss up to the amount of its Basic Coverage.

         (c) SUBSEQUENT ALLOCATION. Any Bond proceeds unallocated after the initial allocation shall be allocated to the Funds for which the loss was not covered by the initial allocation.

    4. AGENT. Series Fund is hereby appointed as the agent for the Funds for the purpose of making, adjusting, receiving and enforcing payment of all claims and otherwise dealing with the Bond. Any expenses incurred by Series Fund in its capacity as agent in connection with a claim shall be shared by the Funds in proportion to the proceeds received by the Funds for the loss. All other expenses incurred by Series Fund in its capacity as agent shall be shared by the Funds in the same proportion as their Loss Percentages.

    6. MODIFICATION AND TERMINATION. This Agreement may be modified or amended from time to time by mutual written agreement among the Funds. It may be terminated with respect to any one Fund by not less than 75 days' notice to the other Funds. It shall terminate as of the date that any Fund ceases to be an insured under the Bond; provided that such termination shall not affect such Fund's rights and obligations hereunder with respect to any claims on behalf of such Fund which are paid under the Bond after the date such Fund ceases to be an insured under the Bond.

    7. FURTHER ASSURANCES. Each Fund agrees to perform such further acts and execute such


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         further documents as are necessary to effectuate the purposes hereof.

IN WITNESS WHEREOF, the Funds have caused this Agreement to be executed as of the day and year first above written.

Attest:                                FBL Series Fund, Inc.


/s/ Elaine A. Followwill               By: /s/ Edward M. Weiderstein
-----------------------------------    -----------------------------------
Its Assistant Secretary,               Edward M. Weiderstein
Elaine A. Followwill



Attest:                                FBL Money Market Fund, Inc.


/s/ Elaine A. Followwill               By: /s/ Edward M. Weiderstein
-----------------------------------    -----------------------------------
Its Assistant Secretary,
Elaine A. Followwill



Attest:                                FBL Variable Insurance Series Fund


/s/ Elaine A. Followwill               By: /s/ Edward M. Weiderstein
-----------------------------------    -----------------------------------
Its Assistant Secretary,
Elaine A. Followwill


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                                      EXHIBIT A

                                    FIDELITY BOND
                               JOINT INSURED AGREEMENT
                                       9/26/96



For Bond Period September 26, 1996 through February 15, 1997.

1.  Basic Coverage

                        Fund                        Basic Coverage
                        ----                        --------------
                        Series Fund                      600,000
                        Money Fund                       350,000
                        Insurance Series Fund            525,000
                                                         -------
                        Total                          1,475,000


2.  Allocation of Premium

                        Premium for              Premium
                        Separate                 Allocation           Bond
    Fund                Insured Bond             Percentage           Premium
    ----                ------------             ----------           -------

    Series Fund               932.00                 40.02%             776.74
    Money Fund                559.00                 24.00%             465.87
    Ins. Series Fund          838.00                 35.98%             698.39
                              ------                 ------             ------
    Total                   2,329.00                100.00%           1,941,00


3.  Allocation of Bond Proceeds

                        Fund                         Loss Percentage
                        ----                         ---------------
                        Series Fund                       40.68%
                        Money Fund                        23.73%
                        Ins. Series Fund                  35.59%
                                                          ------
                        Total                            100.00%



Attest:                                     FBL SERIES FUND, INC.



/s/ Sue A. Cornick                          By: /s/ Stephen M. Morain
--------------------------------               ------------------------------
Its Assistant Secretary                        Its Vice President


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Attest:                                     FBL MONEY MARKET FUND, INC.



/s/ Sue A. Cornick                          By: /s/ Stephen M. Morain
--------------------------------               ------------------------------
Its Assistant Secretary                        Its Vice President




Attest:                                     FBL VARIABLE INSURANCE SERIES FUND



/s/ Sue A. Cornick                          By: /s/ Stephen M. Morain
--------------------------------               ------------------------------
Its Assistant Secretary                        Its Vice President